Exhibit 99.1

August 3, 2004

Bruce Haber
Chairman
Emergent Group
145 Huguenot Street, #402
New Rochelle, NY 10801

Dear Mr. Haber,

This is to notify you that I am resigning from the Board of Directors of Emergent Group Inc. effective immediately for personal reasons.

I thank the company for allowing me to serve on the Board of Directors.

Sincerely,

/s/ Daniel Yun
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    Daniel Yun